Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:

(1)	Registration Statement (Form S-3 Nos. 333-269092, 333-265992, 333-260439 and 333-254968) of DarioHealth Corp., and
(2)	Registration Statement (Form S-8 Nos. 333-262056, 333-256897, 333-251968, 333-249474 and 333-269147) pertaining to 2020 Equity incentive Plan of DarioHealth Corp.

of our report dated March 9, 2023, with respect to the consolidated financial statements of DarioHealth Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 2022.

Tel-Aviv, Israel	/s/Kost Forer Gabbay & Kasierer
March 9, 2023	A Member of Ernst & Young Global